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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the registration statement on Form S-8 of Hi-Tech Pharmacal Co., Inc. and subsidiary (the "Company") of our report dated July 7, 1998 relating to our audit on the consolidated balance sheets of the Company as of April 30, 1998 and 1997 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended, included in the Company's annual report on Form 10-KSB for the fiscal year ended April 30, 1998.


                                /s/ Richard A. Eisner & Company, LLP
New York, New York
July 29, 1998